<?xml version="1.0"?>
<ownershipDocument>

    <documentType>3</documentType>

    <periodOfReport>2004-11-16</periodOfReport>

    <issuer>
        <issuerCik>0000850579</issuerCik>
        <issuerTradingSymbol>PLXT</issuerTradingSymbol>
    </issuer>

    <reportingOwner>
        <reportingOwnerId>
            <rptOwnerCik>0001206018</rptOwnerCik>
            <rptOwnerCcc>5@yyctpd</rptOwnerCcc>
        </reportingOwnerId>
        <reportingOwnerAddress>
            <rptOwnerStreet1>870 Maude Ave</rptOwnerStreet1>
            <rptOwnerCity>Sunnyvale</rptOwnerCity>
            <rptOwnerState>CA</rptOwnerState>
            <rptOwnerZipCode>94085</rptOwnerZipCode>
        </reportingOwnerAddress>
        <reportingOwnerRelationship>
            <isDirector>1</isDirector>
            <isOfficer>0</isOfficer>
            <isTenPercentOwner>0</isTenPercentOwner>
            <isOther>0</isOther>
        </reportingOwnerRelationship>
    </reportingOwner>

    <ownerSignature>
        <signatureName>By: Rafael Torres  For: Patrick Verderico</signatureName>
        <signatureDate>2004-11-16</signatureDate>
    </ownerSignature>

</ownershipDocument>